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                                                                    EXHIBIT 4.2

            FORM OF STOCK CERTIFICATE FOR SMITHKLINE BEECHAM HOLDINGS
                CORPORATION FLEXIBLE AUCTION RATE PREFERRED STOCK

                  [FORM OF FACE OF PREFERRED STOCK CERTIFICATE]
                       __________________ PREFERRED STOCK
                     SMITHKLINE BEECHAM HOLDINGS CORPORATION

              Incorporated under the Laws of the State of Delaware
                  This Certificate is Transferable in New York
                       See Reverse for Certain Definitions

                                                              CUSIP ___________

CERTIFICATE NUMBER                                                      SHARES

         This certifies that ________________________________________ is the owner of __________ fully paid and non-assessable shares of _____________________ Preferred Stock, no par value, of SmithKline Beecham Holdings Corporation, transferable upon the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and all amendments thereto (copies of which are on file at the office of the Transfer Agent) to all of which the holder hereof by acceptance hereof expressly assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

- ----------------------------------,
TRANSFER AGENT AND REGISTRAR

By__________________________________    __________________________________
                Authorized Officer                             Secretary


                                        ----------------------------------
                                                   Chairman of the Board

                                (FACSIMILE SEAL)
                              CERTIFICATE OF STOCK
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                [FORM OF REVERSE OF PREFERRED STOCK CERTIFICATE]

                     SMITHKLINE BEECHAM HOLDINGS CORPORATION

         The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such powers, preferences and/or rights. Any such request should be addressed to the Secretary of SmithKline Beecham Holdings Corporation, care of SmithKline Beecham Corporation (FP2225), One Franklin Plaza, Philadelphia, Pennsylvania 19101 or to the Transfer Agent named on the face of this certificate.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common          UNIF GIFT MIN ACT--____Custodian____
TEN ENT -- as tenants by the entireties                    (Cust)      (Minor)
JT TEN  -- as joint tenants with right                     under Uniform Gifts to
           of survivorship and not as                      Minors Act _________
           tenants in common                                         (State)

         Additional abbreviations may also be used though not in the above list.

         For Value Received _____________________________ hereby sell, assign and transfer unto (Please insert social security or other identifying number of assignee --------------) -------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE) Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________ Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: _______________________

                                      X_______________________________________
                                      NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                      MUST CORRESPOND WITH THE NAME AS WRITTEN
                                      UPON THE FACE OF THE CERTIFICATE, IN
                                      EVERY PARTICULAR, WITHOUT ALTERATION OR
                                      ENLARGEMENT, OR ANY CHANGE WHATEVER.